SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 28, 2016

TRUETT-HURST, INC.

______________

(Exact name of registrant as specified in its charter)

Delaware	001-35973	46-1561499
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 Foss Creek Circle, Healdsburg, CA 95448
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (707) 431.4423

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Truett-Hurst, Inc. (the “Company”), through its operating subsidiary, H.D.D. LLC (“HDD”), entered into a settlement agreement (the “Agreement”) among Hambrecht Wine Company L.P. (the “Owner”), a California limited partnership and the owner of the property at 4035 Westside Road, Healdsburg, California (the “Property”), and Mr. Kevin Singer, in his capacity as the court-appointed receiver for the Property. The Property serves as the location for one of the Company’s tasting rooms, production and storage capacity for a portion of its annual grape harvest, and administrative offices.

On July 28, 2016, the Property was sold to a third party buyer. Under the Agreement, HDD, in exchange for payment of $955 thousand to HDD, quitclaimed certain rights and amended its lease such that it will vacate the tasting room portion of the property no later than December 31, 2016, and the balance of the space no later than May 31, 2017. HDD also agreed to dismiss its pending claims against the Owner. The parties have agreed to keep the remaining terms of the Agreement confidential.

The Agreement does not impact the Company's ownership or operation of its main winery located in the Dry Creek Valley at 5610 Dry Creek Road.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

The exhibits listed below are furnished pursuant to Item 2.02 hereof and shall not be deemed “filed” under the Securities Exchange Act of 1934.

99.1	Press release issued by Truett-Hurst, Inc. on July 28, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Truett-Hurst, Inc.

By: /s/ Paul Forgue

Paul Forgue

Chief Financial Officer and Chief Operations Officer

Date: July 28, 2016

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release issued by Truett-Hurst, Inc. on July 28, 2016.